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EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                           GTE CALIFORNIA INCORPORATED

         William G. Mundy and Charles J. Somes certify that:

         1. They are the Vice President-General Counsel and the Secretary, respectively, of GTE California Incorporated, a California corporation.

         2. The Board of Directors of GTE California Incorporated has approved a resolution providing that the Articles of Incorporation of GTE California Incorporated shall be amended to provide for election by the Corporation to be governed by the California Corporations Code, and that the officers are authorized to take any and all such action as they may deem necessary or advisable to make such amendment effective.

         Pursuant to said resolutions, the Articles of Incorporation of GTE California Incorporated shall be amended by deleting the provisions contained in Article SECOND and inserting in lieu thereof the following:

                  SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         Pursuant further to said resolutions, the Articles of Incorporation of GTE California Incorporated shall be amended by deleting the provisions contained in Article FIFTH and inserting in lieu thereof the following:

                  FIFTH: The corporation elects to be governed by the California Corporations Code as amended by the Act of the California Legislature 1975-1976 Regular
         Session, effective January 1, 1977.

         3. The foregoing amendment was approved by the Board of Directors acting alone pursuant to Section 2302 of the California Corporations Code.
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         Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge. Executed at Irving, Dallas County, Texas, on March 31, 1998.




                                                  ------------------------------
                                                  William G. Mundy
                                                  Vice President-General Counsel



                                                  ------------------------------
                                                  Charles J. Somes
                                                  Secretary


STATE OF TEXAS                      )
                                    )ss.:
COUNTY OF DALLAS                    )


         William G. Mundy and Charles J. Somes being by me duly sworn, depose and say: That they are a Vice President and the Secretary, respectively, of GTE California Incorporated, a California corporation, and that they have read the foregoing certificate entitled "CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GTE CALIFORNIA INCORPORATED" and know the contents thereof and that the same is true of their own knowledge.



                                                  ------------------------------

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Subscribed and sworn to before me
this 31st day of March, 1998.



Notary Public in and for said State



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